Exhibit 24.2

Snap One Holdings Corp.

Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John Heyman, Michael Carlet and JD Ellis and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, as a member of the Board of Directors of Snap One Holdings Corp.), Snap One Holdings Corp.’s Registration Statement on Form S-1 (File No. 333-257624), any and all amendments (including post-effective amendments) to such Registration Statement and any and all successor registration statements of Snap One Holdings Corp., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Snap One Holdings Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 19, 2021.

By:	/s/ Amy Steel Vanden-Eykel
Name:	Amy Steel Vanden-Eykel